As filed with the Securities and Exchange Commission on February 10, 2000
                                                        Registration No.  333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         ------------------------------------

                               SYSCO CORPORATION
             (Exact name of registrant as specified in its charter)

       DELAWARE                     5140                        74-1648137
(State or other jurisdiction   (Primary Standard            (I.R.S.  Employer
of incorporation or            Industrial Classification    Identification No.)
organization)                   Code Number)
                         ------------------------------------
                              1390 Enclave Parkway
                           Houston, Texas 77077-2099
                                 (281) 584-1390
    (Address, including zip code, telephone number, including area code, of registrant's principal executive offices)
                         -----------------------------------
                               MICHAEL C. NICHOLS
            Vice President, General Counsel and Assistant Secretary
                              1390 Enclave Parkway
                           Houston, Texas 77077-2099
                                 (281) 584-1390
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         -----------------------------------
                                   COPIES TO:

                           B. Joseph Alley, Jr., Esq.
                          Arnall Golden & Gregory, LLP
                            2800 One Atlantic Center
                           1201 West Peachtree Street
                          Atlanta, Georgia 30309-3450
                                 (404) 873-8500
                         ------------------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration   statement  for  the  same  offering.  [  ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------
Title of Securities  Amount to be      Proposed Maximum   Proposed Maximum     Amount of
to be Registered     Registered (1)    Offering Price     Aggregate Offering   Registration
                                        Per Share(2)          Price(2)            Fee(3)
--------------------------------------------------------------------------------------------
Common Stock $1.00   2,850,000 Shares     $32.625           $92,981,250        $24,547.05
par value per share
--------------------------------------------------------------------------------------------

(1) This Registration Statement covers shares which may be offered from time to time by the Company in connection with certain acquisition transactions.

(2) Estimated solely for the purpose of calculating the registration fee. Calculated in accordance with Rule 457(c) based upon the average of the high and low closing prices for the Common Stock as reported on the New York Stock Exchange on February 8, 2000 of $32.625 with respect to the shares registered on this registration statement.

     The Registrant hereby amends this registration on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.


                 SUBJECT TO COMPLETION, DATED FEBRUARY 10, 2000
                                   PROSPECTUS

                               SYSCO CORPORATION

                        2,850,000 SHARES OF COMMON STOCK

     With this prospectus, we may offer and issue, from time to time, up to 2,850,000 shares of common stock in connection with acquisitions of other businesses or assets. We may structure the acquisitions of businesses as:

     * a merger with SYSCO or a subsidiary of SYSCO;

     * a purchase of some or all of the stock of the other business; or

     * a purchase of some or all of the assets of the other business.

     We will negotiate the price and other terms of the acquisitions with the owners of the businesses that are acquired. We will pay all expenses of the offering of these shares. We will not pay underwriting discounts or concessions, although fees may be paid to persons who bring specific acquisitions to our attention. Any person receiving such fees may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

     Please read the risk factors beginning on page 3 for information that you should consider before accepting stock as all or part of the purchase price for our acquisition of your business or assets.

     Our common stock is traded on the New York Stock Exchange under the symbol "SYY". On February 8, 2000, the last sale price of our common stock as reported on the New York Stock Exchange was $32.75 per share.

               The date of this Prospectus is February 10, 2000.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                               TABLE OF CONTENTS

                                                                 PAGE
PROSPECTUS SUMMARY................................................2
ABOUT THIS PROSPECTUS.............................................3
RISK FACTORS......................................................3
FORWARD LOOKING STATEMENTS........................................5
USE OF PROCEEDS...................................................5
PLAN OF DISTRIBUTION..............................................5
RESTRICTIONS ON RESALE............................................6
DESCRIPTION OF CAPITAL STOCK......................................7
LEGAL MATTERS....................................................12
EXPERTS..........................................................12
WHERE YOU CAN FIND MORE INFORMATION..............................12

     You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We may not make an offer of the shares until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell the shares and is not soliciting an offer to buy these shares in any state where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

     This prospectus incorporates important business and financial information about SYSCO that is not included in or delivered with this prospectus. This information is available without charge to potential investors upon written or oral request to Toni Spigelmyer, 1390 Enclave Parkway, Houston, Texas 77077-2099; Telephone No. (281) 584-1390. Requests must be made at least 5 business days before the date on which an investor purchases shares of common stock.

                               PROSPECTUS SUMMARY

     This summary highlights information contained in other parts of this prospectus or incorporated by reference herein. It is not complete and may not contain all of the information that you should consider before investing in the shares. You should read the entire prospectus carefully.

     As used in this prospectus, the terms "we," "us," "our" and "SYSCO" mean SYSCO Corporation and its subsidiaries, and the term "common stock" means SYSCO common stock, $1.00 par value. Unless otherwise stated, reference to a "year" in this prospectus means our fiscal year, which ends on the Saturday closest to June 30 of each year.

     We intend to use this prospectus to acquire companies or assets of businesses that are similar or complementary to our own.

SYSCO Corporation

     SYSCO Corporation, together with its subsidiaries and divisions, is the largest U.S. distributor of food and related products to the foodservice or "away-from-home-eating" industry. SYSCO provides its products and services to approximately 325,000 customers, including:

     * restaurants;

     * healthcare and educational facilities;

     * lodging establishments; and

     * other foodservice customers throughout the entire continental United States, as well as portions of Alaska and Canada.

     Since SYSCO's formation in 1969, annual sales have grown from approximately $115 million to over $17 billion in fiscal 1999. SYSCO's innovations in food technology, packaging and transportation provide customers with quality products delivered on time, in excellent condition and at reasonable prices.

     Products distributed by SYSCO include:

     * a full line of frozen foods, such as meats, fully prepared entrees, fruits, vegetables and desserts;

     * a full  line  of  canned  and  dry  goods;

     * fresh meats;

     * imported  specialties;  and

     * fresh  produce.

     SYSCO also supplies a wide variety of nonfood items, including:

     * paper products, such as disposable napkins, plates and cups;

     *  tableware  such as  china  and  silverware;

     * restaurant  and kitchen  equipment and  supplies;

     * medical and surgical supplies; and

     * cleaning supplies.

     SYSCO distributes both nationally-branded merchandise and products packaged under its own private brands.

     SYSCO estimates that it purchases from thousands of independent sources, none of which accounts for more than 5% of SYSCO's purchases. These sources consist generally of large companies selling brand name and private label merchandise and independent private label processors and packers. Generally, purchasing is carried out on a decentralized basis through centrally developed purchasing programs and direct purchasing programs established by SYSCO's various operating subsidiaries and divisions. SYSCO continually develops relations with suppliers but has no material long-term purchase commitments with any suppliers.

        Our principal executive offices are located at 1390 Enclave Parkway, Houston, Texas 77077-2099, and our telephone number is (281) 584-1390.

Recent Developments

     On July 30, 1999, SYSCO acquired by merger Newport Meat Co., Inc., located in southern California. Newport distributes fresh aged beef and other meats, seafood and poultry products.

     On August 20, 1999, SYSCO acquired substantially all of the assets of Buckhead Beef Company, located in Atlanta, Georgia. Buckhead Beef processes, packages and distributes meat and poultry products to restaurants and other commercial enterprises in the Southeastern United States.

     On August 27, 1999, SYSCO acquired by merger Doughtie's Foods, Inc., located in Portsmouth, Virginia. Doughtie's distributes a wide variety of meat and seafood products and other food items, including fruits and vegetables.

     On November 19, 1999, SYSCO acquired substantially all of the assets of Malcolm Meats, Inc., located in Northwood, Ohio. Malcolm Meats distributes custom cut fresh steaks and other meats and poultry products.

     On January 26, 2000, SYSCO acquired by merger Watson Institutional Foods, Inc., located in Lubbock, Texas. Watson distributes a variety of food and related products and equipment to a broad range of food service customers.

     On January 6, 2000, SYSCO entered into a letter of intent to acquire by merger FreshPoint Holdings, Inc. located in Dallas, Texas, a foodservice and wholesale produce distribution company. FreshPoint's fiscal 1999 sales were approximately $750 million.

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission which will allow us to issue, from time to time, up to 2,850,000 shares of our common stock in connection with acquisitions of other businesses or assets. When we issue common stock under the registration statement we may provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "WHERE YOU CAN FIND MORE INFORMATION."

                                  RISK FACTORS

     You should consider carefully the following risks before you accept our common stock as all or part of the purchase price for our acquisition of your business. If any of the following risks actually occur, our business, financial condition or results of operations would likely suffer. In addition, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock. These risks are described in detail below.

     SYSCO IS IN A LOW MARGIN BUSINESS AND ITS PROFITABILITY MAY BE NEGATIVELY IMPACTED DURING PERIODS OF FOOD PRICE DEFLATION

     The foodservice distribution industry is characterized by relatively high inventory turnover with relatively low profit margins. SYSCO makes a significant portion of its sales at prices that are based on the cost of products it sells plus a percentage markup. As a result, SYSCO's profit levels may be negatively impacted during periods of food price deflation, even though SYSCO's gross profit percentage may remain relatively constant. The foodservice industry is sensitive to national and economic conditions. SYSCO's operating results also are sensitive to, and may be adversely affected by other factors, including difficulties with the collectability of accounts receivables, inventory control, competitive price pressures, severe weather conditions and unexpected increases in fuel or other transportation-related costs. Although such factors have not had a material adverse impact on SYSCO's past operations, there can be no assurance that one or more of these factors will not adversely affect future operating results.

     SYSCO'S SIGNIFICANT INDEBTEDNESS COULD INCREASE ITS VULNERABILITY TO COMPETITIVE PRESSURES, NEGATIVELY AFFECT ITS ABILITY TO EXPAND AND DECREASE THE MARKET VALUE OF ITS COMMON STOCK

     Because historically a substantial part of SYSCO's growth has been the result of acquisitions and capital expansion, SYSCO's continued growth depends, in large part, on its ability to continue this expansion. As a result, its inability to finance acquisitions and capital expenditures through borrowed funds could restrict its ability to expand. Moreover, any default under the documents governing the indebtedness of SYSCO could have a significant adverse effect on the market value of SYSCO's common stock. Further, SYSCO's leveraged position may also increase its vulnerability to competitive pressures.

     BECAUSE SYSCO SELLS FOOD PRODUCTS, IT FACES THE RISK OF EXPOSURE TO PRODUCT LIABILITY CLAIMS

        SYSCO, like any other seller of food, faces the risk of exposure to product liability claims in the event that the use of products sold by it causes injury or illness. With respect to product liability claims, SYSCO believes it has sufficient primary or excess umbrella liability insurance. However, this insurance may not continue to be available at a reasonable cost, or, if available, may not be adequate to cover liabilities. SYSCO generally seeks contractual indemnification and insurance coverage from parties supplying its products, but this indemnification or insurance coverage is limited, as a practical matter, to the creditworthiness of the indemnifying party and the insured limits of any insurance provided by suppliers. If SYSCO does not have adequate insurance or contractual indemnification available, product liability relating to defective products could materially reduce SYSCO's net income and earnings per share.

     BECAUSE  SYSCO HAS FEW  LONG-TERM  CONTRACTS  WITH  SUPPLIERS  AND DOES NOT
CONTROL THE ACTUAL PRODUCTION OF ITS PRODUCTS, SYSCO MAY BE UNABLE TO OBTAIN ADEQUATE SUPPLIES OF ITS PRODUCTS

     SYSCO obtains all of its foodservice products from other suppliers. For the most part, SYSCO does not have long-term contracts with any supplier committing it to provide products to SYSCO. Although SYSCO's purchasing volume can provide leverage when dealing with suppliers, suppliers may not provide the foodservice products and supplies needed by SYSCO in the quantities requested. Because SYSCO does not control the actual production of its products, it is also subject to delays caused by interruption in production based on conditions outside its control. These conditions include:

     * job actions or strikes by employees of suppliers;

     * weather;

     * crop conditions;

     * transportation interruptions; and

     * natural disasters or other catastrophic events.

     SYSCO's inability to obtain adequate supplies of its foodservice products as a result of any of the foregoing factors or otherwise, could mean that SYSCO could not fulfill its obligations to customers, and customers may turn to other suppliers.

     IF SYSCO CANNOT RENEGOTIATE ITS UNION CONTRACTS, ITS PROFITABILITY MAY DECREASE BECAUSE OF WORK STOPPAGES

     As of July 3, 1999, 7,641 SYSCO employees were members of 45 different local unions associated with the International Brotherhood of Teamsters and other labor organizations, at 34 operating companies. In fiscal 2000, 18 agreements covering 2,557 employees will expire. Failure to effectively renegotiate these contracts could result in work stoppages. Although SYSCO has not experienced any significant labor disputes or work stoppages to date, and believes it has satisfactory relationships with its unions, a work stoppage due to failure to renegotiate a union contact, or otherwise, could have a material adverse effect on SYSCO.

     IF SYSCO CANNOT INTEGRATE ACQUIRED COMPANIES WITH ITS BUSINESS, ITS PROFITABILITY MAY DECREASE

     If SYSCO is unable to integrate acquired businesses successfully and realize anticipated economic, operational and other benefits in a timely manner, its profitability may decrease. Integration of an acquired business may be more difficult when SYSCO acquires a business in a market in which it has limited or no expertise, or with a corporate culture different from SYSCO's. If SYSCO is unable to integrate acquired businesses successfully, it may incur substantial costs and delays in increasing its customer base. In addition, the failure to integrate acquisitions successfully may divert management's attention from SYSCO's existing business and may damage SYSCO's relationships with its key customers and suppliers.

     PROVISIONS IN SYSCO'S CHARTER AND STOCKHOLDER RIGHTS PLAN MAY INHIBIT A TAKEOVER OF SYSCO

     Under its Restated Certificate of Incorporation, SYSCO's Board of Directors is authorized to issue up to 1.5 million shares of preferred stock without stockholder approval. No shares of preferred stock are currently outstanding. Issuance of these shares would make it more difficult for anyone to acquire SYSCO without approval of the Board of Directors because more shares would have to be acquired to gain control. If anyone attempts to acquire SYSCO without approval of the Board of Directors of SYSCO, the stockholders of SYSCO have the right to purchase preferred stock of SYSCO, which also means more shares would have to be acquired to gain control. Both of these devices may deter hostile takeover attempts that might result in an acquisition of SYSCO that would have been financially beneficial to SYSCO's stockholders.

                           FORWARD LOOKING STATEMENTS

     Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue" or similar words. You should read statements that contain these words carefully for the following reasons:

     * the statements discuss our future expectations;

     * the statements contain projections of our future results of operations or of our financial condition; and

     * the statements state other "forward-looking" information.

     We believe it is important to communicate our expectations to our investors. There may be events in the future, however, that we are not accurately able to predict or over which we have no control. The risk factors listed in this section, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of any of the events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, financial condition and results of operations. In such case, the trading price of our common stock could decline and you may lose all or part of your investment.

                                 USE OF PROCEEDS

     This prospectus relates to shares of common stock which may be offered and issued by SYSCO from time to time in connection with acquisitions of other businesses or assets. Other than the businesses or assets acquired, there will be no proceeds to SYSCO from these offerings.

                              PLAN OF DISTRIBUTION

     We propose to issue and sell the shares of common stock offered by this prospectus in connection with acquisitions of other businesses or assets. We will offer the shares of common stock on terms to be determined at the time of sale. These shares of common stock may be issued:

     * in a merger of other business entities with SYSCO or a subsidiary of Sysco,

     * in exchange for shares of capital stock, partnership interests or other assets representing an interest, direct or indirect, in these entities,

     * in exchange for assets used in or related to the business of these entities, or

     * otherwise pursuant to agreements providing for the acquisitions.

     The consideration for the acquisitions may consist of common stock, cash, notes or other evidences of indebtedness, assumption of liabilities or a combination thereof. In addition, we may lease property from, and enter into management agreements and consulting and noncompetition agreements with, the former owners and key executive personnel of the businesses to be acquired. The terms of the acquisitions and of the issuance of any shares of common stock in connection therewith will generally be determined by direct negotiations with the owners of the business or assets to be acquired or, in the case of entities which are more widely held, through exchange offers to stockholders or documents soliciting the approval of statutory mergers, consolidations or sales of assets. Underwriting discounts or commissions will generally not be paid by us. However, under certain circumstances, we may issue shares of common stock covered by this prospectus to pay brokers' commissions incurred in connection with acquisitions. For a description of our common stock, see "Description of Capital Stock."

                             RESTRICTIONS ON RESALE

     The common stock offered by this prospectus has been registered under the Securities Act, but this registration does not cover resale or distribution of the common stock by persons who receive our common stock in acquisition transactions.

     Affiliates of entities that we acquire who do not become affiliates of SYSCO may not resell common stock under the registration statement to which this prospectus relates unless:

     * pursuant to an effective registration statement under the Securities Act covering the shares; or

     * in compliance with Rule 145 under the Securities Act or another applicable exemption from the registration requirements of the Securities Act.

     Generally, Rule 145 permits these affiliates to sell the shares immediately following the acquisition in compliance with certain volume limitations and manner of sale requirements of Rule 144 under the Securities Act. In general, under Rule 144, a stockholder who owns eligible securities is entitled to sell, within any three-month period, a number of these securities that does not exceed the greater of:

     * one percent of the then outstanding shares of common stock; or

     * the average weekly trading volume in the common stock on the New York Stock Exchange during the four calendar weeks preceding the sale.

     Sales by these affiliates also may be made only in brokers' transactions or transactions directly with market makers.

     These restrictions will cease to apply under most other circumstances if the affiliate has held the shares of common stock offered by this prospectus for at least one year, provided that the person or entity is not then an affiliate of SYSCO. Individuals who are not affiliates of the company being acquired will not be subject to resale restrictions under Rule 145 and may resell the shares of common stock offered by this prospectus immediately following the acquisition.

     In addition to the resale limitations imposed by federal securities laws described above, we may require that persons who receive our common stock in connection with an acquisition agree to hold stock for a certain period from the date it is received.

     Additional restrictions may apply if the acquisition will be accounted for under the pooling-of-interests method of accounting.

     In addition, affiliates of SYSCO must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, to sell shares of common stock which are not restricted securities.

                          DESCRIPTION OF CAPITAL STOCK

     The following description of our capital stock is based upon our Certificate of Incorporation, as amended, our Bylaws, as amended, and applicable provisions of law. We have summarized certain portions of the Certificate of Incorporation and Bylaws below. The summary is not complete. The Certificate of Incorporation has been filed as an exhibit to our Form 10-K for the year ended June 27, 1997, as amended by an amendment shown on page 18 of our definitive proxy statement filed with the SEC on September 17, 1999. The Bylaws have been filed as an exhibit to our Form 10-K for the year ended July 3, 1999. You should read the Certificate of Incorporation and Bylaws for the provisions that are important to you.

     Certain provisions of the Delaware General Corporation Law ("DGCL"), the Certificate of Incorporation and the Bylaws summarized in the following paragraphs may have an anti-takeover effect. This may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests, including those attempts that might result in a premium over the market price for its shares.

Authorized Capital Stock

     Our Certificate of Incorporation authorizes us to issue one billion shares of common stock, par value $1.00 per share, and 3.5 million shares of preferred stock, par value $1.00 per share.

Common Stock

     Subject to the rights of the holders of any preferred stock which may be outstanding, each holder of common stock is entitled to receive any dividends our Board of Directors declares out of funds legally available to pay dividends. If we liquidate our business, holders of common stock are entitled to share equally in any distribution of our assets after we pay our liabilities and the liquidation preference of any outstanding preferred stock. Each holder of common stock is entitled to one vote per share, and is entitled to vote on all matters presented to a vote of stockholders, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities. In addition, there are no conversion rights or redemption or sinking fund provisions. On December 31, 1999, there were 329,555,347 shares of common stock issued and outstanding. The common stock is admitted for trading on the New York Stock Exchange.

     The Certificate of Incorporation contains no restrictions on the alienability of the common stock. Except as disclosed in the sections entitled "Charter and Bylaw Provisions," "Anti-Takeover Provision" and "SYSCO Rights Plan" below, there are no provisions in the Certificate of Incorporation or Bylaws or any agreement or plan involving SYSCO that would discriminate against any existing or prospective holder of common stock as a result of a holder owning a substantial amount of common stock.

     All issued common stock is fully paid and non-assessable, and all the common stock offered hereby, when issued and delivered as contemplated hereby, will be fully paid and non-assessable.

     Each share of common stock has Rights attached to it, as described in the Section entitled "SYSCO Rights Plan" below.

Preferred Stock

     Under the Certificate of Incorporation, our Board of Directors has the authority to

     * create one or more series of preferred stock,

     * issue shares of preferred stock in any series up to the maximum number of shares of preferred stock authorized, and

     * determine the preferences, rights, privileges and restrictions of any series.

     Our Board may issue authorized shares of preferred stock, as well as authorized but unissued shares of common stock, without further stockholder action, unless stockholder action is required by applicable law or by the rules of a stock exchange or quotation system on which any series of our stock may be listed or quoted.

     The only series of preferred stock currently authorized by the Board is the Series A Junior Participating Preferred Stock. No shares of this series are outstanding. For a description of this series, see the section entitled "SYSCO Rights Plan" below.

     All   shares  of   preferred   stock   offered   will  be  fully  paid  and
non-assessable. Any shares of preferred stock that are issued will have priority over the common stock with respect to dividend or liquidation rights or both.

     Our Board of Directors could create and issue a series of preferred stock with rights, privileges or restrictions which effectively discriminate against an existing or prospective holder of preferred stock as a result of the holder beneficially owning or commencing a tender offer for a substantial amount of common stock. One of the effects of authorized but unissued and unreserved shares of capital stock may be to make more difficult or discourage an attempt by a potential acquirer to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise. This protects the continuity of our management. The issuance of these shares of capital stock may deter or prevent a change in control of our company without any further stockholder action.

Non-cumulative Voting

     The common stock does not have cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect all the directors to be elected and the holders of the remaining shares voting for the election of directors will not be able to elect any director.

Charter and Bylaw Provisions

     Classified Board of Directors. Our Board of Directors is divided into three classes. The term of office of the first class expires at the 2000 annual meeting, the term of office of the second class expires at the 2001 annual meeting, and the term of office of the third class expires at the 2002 annual meeting. At each annual meeting, a class of directors will be elected to replace the class whose term has just expired. As a result, approximately one-third of the members of our Board of Directors will be elected each year and, generally, each of the directors serves a staggered three-year term.

     These provisions could prevent a stockholder or a group of stockholders having majority voting power from obtaining control of our Board of Directors until the second annual meeting following the date the stockholder obtains majority voting power. These provisions could have the effect of discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company.

     Special Meetings. Only our Board, our Chairman of the Board or our President may call a special meeting of stockholders. These provisions may make it more difficult for stockholders to take action opposed by our Board.

     Advance Notice Provisions. Stockholders seeking to nominate candidates to be elected as directors at an annual meeting or to bring business before an annual meeting must comply with an advance written procedure. Only persons who are nominated by or at the direction of our Board, or by a stockholder who has given timely written notice to our Secretary before the meeting to elect directors, will be eligible as directors. At any stockholders' meeting the business to be conducted is limited to business brought before the meeting by or at the direction of the Board of Directors, or a stockholder who has given timely written notice to our Secretary of its intention to bring business before an annual meeting. A stockholder must give notice which is received at our principal executive offices in writing not less than 90 days nor more than 130 days prior to the date of the anniversary of the previous year's annual meeting. However, if the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after the anniversary date, notice by the stockholder in order to be timely must be received not later than the later of the close of business 90 days prior to the annual meeting or the tenth day following the day on which the notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was first made by SYSCO. In the case of a special meeting of stockholders called for the purpose of electing directors, a stockholder must give notice to nominate a director not later than the close of business on the tenth day following the day notice of the special meeting was mailed to stockholders or public disclosure of the date of the meeting was first made by SYSCO. A stockholder's notice must also contain certain information specified in the Bylaws. These provisions may preclude or deter some stockholders from bringing matters before, or making nominations for directors at, an annual meeting. The Certificate of Incorporation and Bylaws of SYSCO provide that 35% of the shares entitled to vote at a meeting shall constitute a quorum except as otherwise required by law.

     Amendment of Charter and Bylaw Provisions. Our Board may adopt, amend or repeal any provision of the Bylaws. The Board may delegate this power to the stockholders. Amendments to the Certificate of Incorporation require Board approval and the affirmative vote of a majority of the outstanding voting stock.

Anti-Takeover Provision

     In general, the Certificate of Incorporation prohibits SYSCO from engaging in a "business combination" with an "interested stockholder" unless:

     (a) the business combination is approved by a majority of the continuing directors of SYSCO,

     (b) the business combination is authorized at a special meeting of stockholders called for that purpose, and not by written consent, by the affirmative vote of at least 80% of the outstanding voting stock, or

     (c) all of the following conditions are met:

       (i) the consideration to be received by holders of shares of a particular class of outstanding voting stock shall be in cash or in the same form of consideration as the interested stockholder has paid for shares of voting stock within the two years prior to the business combination.

       (ii) the aggregate amount of the cash and the fair market value of other consideration to be received per share by holders of common stock in the business combination shall be at least equal to the highest of the following:

          (A) (if applicable) the highest per share price paid by the interested stockholder for any shares of common stock acquired within the two year period immediately prior to the announcement of the business combination; or

          (B)  the  fair  market   value  per  share  of  common  stock  on  the
announcement date of the business combination or on the determination date, whichever is higher; or

          (C) (if applicable) the price per share equal to the fair market value per share of the common stock multiplied by the ratio of (1) the highest per share price paid by the interested stockholder for any shares of common stock acquired by it within the two year period immediately prior to the announcement date to (2) the fair market value per share of common stock on the first day in this two year period upon which the interested stockholder acquired any shares of common stock; or

          (D) an amount per share determined by multiplying the earnings per share of common stock for the four full consecutive fiscal quarters of SYSCO immediately preceding the business combination by the then price/earnings multiple (if any) of the interested stockholder as customarily computed and reported in the financial community;

       (iii) the aggregate amount of the cash and the fair market value of other consideration to be received per share by holders of shares of any other class of outstanding voting stock shall be at least equal to the highest of the following:

          (A) (if applicable) the highest per share price paid by the interested stockholder for any shares of this class of voting stock acquired by it within the two year period immediately prior to the announcement date or the determination date, whichever is higher, plus interest; or

          (B) (if applicable) the highest preferential amount per share to which the holders of shares of the class of voting stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation; or

          (C) the fair market value per share of the class of voting stock on the announcement date or on the determination date, whichever is higher; or

          (D) (if applicable) the price per share equal to the fair market value per share of the class of voting stock multiplied by the ratio of (1) the highest per share price paid by the interested stockholder for any shares of the class of voting stock acquired by it within the two year period immediately prior to the announcement date to (2) the fair market value per share of that class of voting stock on the first day in this two-year period upon which the interested stockholder acquired any shares of such class of voting stock.

       (iv)  after  the   interested   stockholder   has  become  an  interested
stockholder and prior to the consummation date of the business combination:

          (A) except as approved by a majority of the continuing directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends on the outstanding preferred stock, if any;

          (B) there shall have been (1) no reduction in the annual rate of dividends paid on the common stock, except as approved by a majority of the continuing directors, and (2) there shall have been an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of common stock, unless the failure so to increase the annual rate is approved by a majority of the continuing directors; and

          (C) the interested stockholder shall have not become the beneficial owner of any additional shares of voting stock except as part of the transaction which results in the interested stockholder becoming an interested stockholder.

       (v) after the interested stockholder has become an interested stockholder, the interested stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by SYSCO.

       (vi) a proxy or information statement describing the proposed business combination and complying with the applicable securities law requirements shall be mailed to public stockholders of the corporation at least 30 days prior to the consummation of the business combination.

     A "business combination" includes a merger, consolidation, asset sale, or other similar transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, beneficially owns 10% or more of the corporation's voting stock. The "determination date" is the date on which an interested stockholder became an interested stockholder. A "continuing director" is any member of the Board of Directors who is not an affiliate of the interested stockholder and was a member of the Board of Directors prior to the time that the interested stockholder became an interested stockholder, and any successor of a continuing director who is not an affiliate of the interested stockholder and is recommended to succeed a continuing director by a majority of the continuing directors then on the Board.

Liability and Indemnification of Directors and Officers

     Certain provisions of the DGCL and the Certificate of Incorporation and the Bylaws relate to the limitation of liability and indemnification of our directors and officers. These various provisions are described below.

     Our Certificate of Incorporation provides that our directors are not personally liable to us or our stockholders for monetary damages for breach of their fiduciary duties as directors to the fullest extent permitted by the DGCL. Under the DGCL, directors would not be personally liable to us or our stockholders for monetary damages for breach of their fiduciary duties as a director, except for

     (a) any breach of the director's duty of loyalty to us or our stockholders,

     (b) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law,

     (c) any transaction from which the director derived improper personal benefit, or

     (d) the unlawful payment of dividends or unlawful stock repurchases or redemptions.

     This exculpation provision may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or us from bringing a lawsuit against our directors for breach of their fiduciary duties as directors. However, the provision does not affect equitable remedies such as an injunction or rescission from being available.

     We will indemnify and hold harmless to the fullest extent permitted by the DGCL each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding. These include civil, criminal, administrative or investigative proceedings, if that person is or was a director, officer, employee or agent of SYSCO or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. We will also pay the expenses incurred in connection with these proceedings before their final disposition to the fullest extent authorized by the DGCL.

     We have entered into indemnification agreements with our directors. These agreements provide the director with the indemnification rights currently provided in our Certificate of Incorporation and Bylaws. The agreements also provide that the director will continue to be entitled to these indemnification rights as long as he or she serves as a director of SYSCO even if the Certificate of Incorporation or Bylaws are amended to modify the indemnification provisions, and that the director will be entitled to these indemnification rights after his or her service is completed, for as long as the director is exposed to any potential liability by reason of his or her service as a director of SYSCO.

     We purchase and maintain insurance on behalf of any person who is or was a director or officer of SYSCO or is or was serving at our request as a director or officer of a nonprofit corporation or organization against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status, whether or not we would have the power or the obligation to indemnify him or her against the liability under the Certificate of Incorporation. SYSCO intends to amend its policy to extend this coverage to persons serving at our request as managers of affiliated limited liability companies.

Transfer Agent and Registrar

     The Transfer Agent and Registrar for the common stock is Bank Boston,  N.A.

SYSCO Rights Plan

     Under SYSCO's Amended and Restated Rights Agreement, as amended in May 1999, each share of SYSCO common stock has attached to it one-half of one preferred stock purchase right. Each right entitles the holder to purchase from SYSCO one two-thousandth of a share of SYSCO's junior preferred stock at a price of $175 per one two-thousandth of a share.

     The rights are not exercisable until the earliest to occur of:

     * a public announcement that, without the prior consent of the Board of Directors of SYSCO, a person or group has acquired or obtained the right to acquire beneficial ownership of 10% or more of the outstanding shares of SYSCO common stock; or

     * ten business days, or such later date as the Board may determine, following the commencement or announcement of an intention, which is not subsequently withdrawn, to make a tender offer or exchange offer which would result in any person or group having beneficial ownership of 10% or more of the outstanding shares of SYSCO common stock without the prior consent of the Board of Directors.

     Upon the occurrence of either of the events described above, each holder of a right will have a 60 day period to exercise a right to receive securities. The 60-day period will begin on the later of:

     * the date of this occurrence,

     * the effectiveness of any registration statement, or

     * a longer period set by the Board of Directors.

     Upon exercise of this right, each holder will receive that number of units of one two-thousandths of a share of preferred stock, or, in some cases, common stock or other securities, having an average market value during a specified time period immediately prior to the occurrence of two times the exercise price of the right.

     In addition, if SYSCO is acquired in a merger or other business combination transaction or 50% or more of SYSCO's assets or earning power is sold, each right will entitle the holder to receive, upon the exercise of the right, that number of shares of common stock of the acquiring company with a market value of two times the exercise price of the right.

     Because an acquiring person or group is not entitled to exercise purchase rights that relate to its shares, the acquiring person's or group's ownership of SYSCO would be severely diluted if the other stockholders exercise their right to purchase the preferred stock, which has preferential dividends, liquidation, voting and other rights. Therefore, the effect of the rights agreement is to encourage any person or group who wants to acquire SYSCO to negotiate with the SYSCO Board to agree on the terms of the transaction.

     Prior to there being an occurrence described above, SYSCO may redeem the rights at a price of $0.01 per right. The rights will expire on May 31, 2006, unless earlier redeemed by SYSCO.

     The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire SYSCO without conditioning the offer on the rights being redeemed or a substantial number of rights being acquired. However, the rights generally should not interfere with any merger or other business combination approved by the Board of Directors, including acquisitions in connection with this prospectus.

                                 LEGAL MATTERS

     The validity of the shares of common stock offered by this prospectus will be passed upon for SYSCO by Arnall Golden & Gregory, LLP, Atlanta, Georgia. Jonathan Golden , a partner of Arnall Golden & Gregory, LLP, is a director of SYSCO. As of February 9, 2000, attorneys with Arnall, Golden & Gregory, LLP beneficially owned an aggregate of approximately 66,000 shares of SYSCO's common stock.

                                    EXPERTS

     The consolidated balance sheets of SYSCO as of July 3, 1999 and June 27, 1998, and the related statements of consolidated results of operations, shareholders' equity and cash flows and financial statement schedule for each of the three years in the period ended July 3, 1999, incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of Arthur Andersen LLP as experts in giving said report.

                      WHERE YOU CAN FIND MORE INFORMATION

     SYSCO files annual, quarterly and current reports, proxy and information statements and other information with the Securities and Exchange Commission. You may read and copy any materials we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference room. SYSCO's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows SYSCO to "incorporate by reference" information we file with the SEC, which means that SYSCO can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede information contained in this prospectus.

     The following documents filed by SYSCO (File No. 1-06544) with the SEC are incorporated by reference in and made a part of this prospectus:

     * SYSCO's  Annual  Report on Form 10-K for the  fiscal  year  ended July 3,
1999;

     * SYSCO'S Current Report on Form 8-K filed with the SEC on August 30, 1999;

     * SYSCO's Quarterly Report on Form 10-Q for the fiscal quarter ended October 2, 1999;

     * SYSCO's  Current  Report on Form 8-K filed  with the SEC on  October  21,
1999;

     * SYSCO's  Current  Report on Form 8-K filed  with the SEC on  January  21,
2000;

     * The description of SYSCO's common stock contained in SYSCO's registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     We are also incorporating by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. These documents will be deemed to be incorporated by reference in this prospectus and to be a part of it from the date they are filed with the SEC.

     You may obtain a copy of these filings, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus or in a document incorporated by reference herein, at no cost, by writing or telephoning:

                              SYSCO Corporation
                              Toni Spigelmyer
                              Assistant Vice President Investor Relations
                              1390 Enclave  Parkway
                              Houston,  Texas  77077-2099
                              Telephone:  (281)584-1390

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

     Item 20.  Indemnification  of Officers and  Directors

     The Registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law provides for indemnification of officers, directors and other persons for losses and expenses incurred under certain circumstances. The Registrant's Restated Certificate of Incorporation provides for indemnification to the fullest extent permitted by Section 145. Pursuant to the Registrant's By-laws, the Registrant maintains insurance on behalf of, and may indemnify, officers, directors, employees and agents of the Registrant against any liability asserted against them or incurred by them in any such capacity, or arising out of their status as such. The Registrant has entered into indemnification agreements with all of its directors providing for indemnification of the directors against liability asserted against them as directors.

Item 21. Exhibits and Financial Statement Schedules

        (a)     Exhibits

               5.1* Opinion  of Arnall  Golden &  Gregory,  LLP with  respect to legality of the securities to be registered

               15.1* Letter re unaudited financial statements

               23.1* Consent of Arthur Andersen LLP

               23.2 Consent of Arnall  Golden & Gregory,  LLP  (included  in the opinion filed as Exhibit 5.1 to this Registration Statement)

               24.1 Powers of Attorney  (included in the signature  page of this
                    Registration Statement)

------------------------------
        *Filed herewith

        (b) Financial Statement Schedules -- None

        (c) Report, Opinion or Appraisal - Furnished as part of the prospectus

Item 22. Undertakings

        (a)     The undersigned Registrant hereby undertakes as follows:

               1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               4. That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information cal by the other items of the applicable form.

               5. That every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification again liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

               7. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston and State of Texas, on the 9th day of February, 2000.

                                          SYSCO CORPORATION

                                          By:    /s/Charles H. Cotros
                                              --------------------------
                                                 Charles H. Cotros
                                          President and Chief Executive  Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Charles H. Cotros, Bill M. Lindig and John K. Stubblefield, Jr., or any one of them, as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.


SIGNATURE                            TITLE                          DATE

/s/Charles H. Cotros           President and Chief             February 9, 2000
--------------------------     Executive Officer and Director
Charles H. Cotros              (principal executive officer)

/s/John K. Stubblefield, Jr.   Executive Vice President         February 9, 2000
--------------------------     Finance and  Administration
John K. Stubblefield, Jr.      principal  financial and
                               accounting officer)

/s/Bill M. Lindig              Chairman of the Board of         February 9, 2000
--------------------------         Directors
Bill M. Lindig

/s/John W. Anderson                Director                     February 9, 2000
--------------------------
John W. Anderson

/s/Gordon M. Bethune               Director                     February 9, 2000
--------------------------
Gordon M. Bethune

/s/Colin G. Campbell               Director                     February 9, 2000
--------------------------
Colin G. Campbell

/s/Judith B. Craven                Director                     February 9, 2000
--------------------------
Judith B. Craven

SIGNATURE                           TITLE                           DATE

/s/Frank A. Godchaux III           Director                     February 9, 2000
--------------------------
Frank A. Godchaux III

/s/Jonathan Golden                 Director                     February 9, 2000
--------------------------
Jonathan Golden

/s/Richard G. Merrill              Director                     February 9, 2000
--------------------------
Richard G. Merrill

/s/Frank H. Richardson             Director                     February 9, 2000
--------------------------
Frank H. Richardson

/s/Richard J. Schnieders           Director                     February 9, 2000
--------------------------
Richard J. Schnieders

/s/Phyllis S. Sewell               Director                     February 9, 2000
--------------------------
Phyllis S. Sewell

/s/Arthur J. Swenka                Director                     February 9, 2000
--------------------------
Arthur J. Swenka

/s/Thomas B. Walker, Jr.           Director                     February 9, 2000
--------------------------
Thomas B. Walker, Jr.

/s/John F. Woodhouse               Director                     February 9, 2000
--------------------------
John F. Woodhouse

                                 EXHIBIT INDEX

Exhibit        Description

5.1* Opinion of Arnall Golden & Gregory, LLP with respect to legality of the securities to be registered

15.1*           Letter re unaudited financial statement

23.1*           Consent of Arthur Andersen LLP

23.2 Consent of Arnall Golden & Gregory, LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1 Powers of Attorney (included in the signature page of this Registration Statement)

------------------------------
*Filed herewith.